Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 332 (Intermediate/Long Series) and National Trust 333:

We consent to the use of our report dated November 21, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
November 21, 2002